PANNONIAN ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                 C O N T E N T S



Independent Auditors' Report................................................. 3

Consolidated Balance Sheet................................................... 4

Consolidated Statements of Operations........................................ 6

Consolidated Statements of Stockholders' Equity.............................. 7

Consolidated Statements of Cash Flows........................................ 8

Notes to the Consolidated Financial Statements.............................. 10

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Pannonian Energy, Inc.
(A Development Stage Company)
Englewood, CO

We have audited the accompanying consolidated balance sheet of Pannonian Energy, Inc. (a development stage company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and from inception on May 21, 1998 through December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pannonian Energy, Inc. (a development stage company) as of December 31, 1999 and the results of their operations and their cash flows for the year then ended and from inception on May 21, 1998 through December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant losses since inception and has had no significant revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
December 4, 2000, except for the last two paragraphs in Note 8 as to which the date is January 31, 2001.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheet


                                     ASSETS

                                                       December 31,
                                                           1999
                                                    -----------------
CURRENT ASSETS

   Cash                                             $         163,490
   Prepaid expenses                                            37,372
                                                    -----------------

     Total Current Assets                                     200,862
                                                    -----------------

FIXED ASSETS - NET (Notes 1 and 3)                              3,045
                                                    -----------------

OTHER ASSETS (Note 6)

   Investment in property                                   1,745,342
   Other receivable                                            42,217
                                                    -----------------

     Total Other Assets                                     1,757,559
                                                    -----------------

     TOTAL ASSETS                                   $       1,961,466
                                                    =================

   The accompanying notes are an integral part of these consolidated financial statements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                     Consolidated Balance Sheet (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                         December 31,
                                                                             1999
                                                                      -----------------
CURRENT LIABILITIES

   Accounts payable                                                   $          22,369
   Accrued expenses                                                               3,713
   Notes payable - related parties (Note 4)                                     240,578
                                                                      -----------------

     Total Current Liabilities                                                  266,660
                                                                      -----------------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

   Preferred stock, 5,000,000 shares authorized at
    $0.001 par value, none issued and outstanding                                  -
   Common stock, 25,000,000 shares authorized at
    $0.001 par value; 7,925,000 shares issued and outstanding                     7,925
   Additional paid-in capital                                                 3,157,075
   Deficit accumulated during the development stage                          (1,470,194)
                                                                      -----------------

     Total Stockholders' Equity                                               1,694,806
                                                                      -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $       1,961,466
                                                                      =================



        The accompanying notes are an integral part of these consolidated financial statements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Operations


                                                                                      From Inception on
                                                            For the                  May 21, 1998 Through
                                                          Year Ended                     December 31,
                                                         December 31,      -------------------------------------
                                                             1999                1998               1999
                                                       ------------------  ------------------  -----------------

SALES                                                  $          -        $        -          $         -

COST OF SALES                                                     -                 -                    -
                                                       ------------------  ------------------  -----------------

GROSS MARGIN                                                      -                 -                    -
                                                       ------------------  ------------------  -----------------

OPERATING EXPENSES

   Oil and gas leasehold interests                            329,585               -                329,585
   Professional services                                      384,810               -                384,810
   Depreciation and amortization                                  537               -                    537
   General and administrative                                 750,581             6,000              756,581
                                                       ------------------  ------------------  -----------------

     Total Operating Expenses                               1,465,513             6,000            1,471,513
                                                       ------------------  ------------------  -----------------

     Loss from Operations                                  (1,465,513)           (6,000)          (1,471,513)
                                                       ------------------  ------------------  -----------------

OTHER INCOME (EXPENSE)

   Other income                                                14,666               -                 14,666
   Interest expense                                           (13,347)              -                (13,347)
                                                       ------------------  ------------------  -----------------

     Total Other Income (Expense)                               1,319               -                  1,319
                                                       ------------------  ------------------  -----------------

NET LOSS                                               $   (1,464,194)     $     (6,000)       $  (1,470,194)
                                                       ==================  ==================  =================

BASIC LOSS PER SHARE                                   $        (0.22)     $      (0.00)
                                                       ==================  ==================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                             6,731,986           -
                                                       ==================  ==================


        The accompanying notes are an integral part of these consolidated financial statements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Consolidated Statements of Stockholders' Equity



                                                                                                             Deficit
                                                                                                            Accumulated
                                                              Common Stock               Additional          During the
                                                  ----------------------------------      Paid-in           Development
                                                       Shares             Amount          Capital             Stage
                                                  ----------------    --------------   --------------    ----------------

Balance, May 21, 1998 (inception)                           -         $       -        $       -         $         -

Net loss for the period from inception on
 May 21, 1998 through December 31, 1998                     -                 -                -                (6,000)
                                                  ----------------    --------------   --------------    ----------------

Balance, December 31, 1998                                  -                 -                -                (6,000)

Common stock issued for services at
  $0.05 per share                                     1,000,000             1,000           49,000                 -

Common stock issued for cash at an
 average price of $0.31 per share                     4,925,000             4,925        1,510,075                 -

Common stock issued for property at
 $0.60 per share                                      1,000,000             1,000          599,000                 -

Common stock issued for debt at $1.00
 per share                                            1,000,000             1,000          999,000                 -

Net loss for the year ended
 December 31, 1999                                          -                 -                -            (1,464,194)
                                                  ----------------    --------------   --------------    ----------------

Balance, December 31, 1999                            7,925,000       $     7,925      $ 3,157,075       $  (1,470,194)
                                                  ================    ==============   ==============    ================

        The accompanying notes are an integral part of these consolidated financial statements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows


                                                                                                From Inception on
                                                                     For the                   May 21, 1998 Through
                                                                   Year Ended                      December 31,
                                                                   December 31,       -----------------------------------
                                                                      1999                   1998                1999
                                                                ------------------    ----------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                      $     (1,464,194)     $      (6,000)       $  (1,470,194)
  Adjustments to reconcile net loss to net cash
    flows used by operating activities:
    Depreciation and amortization                                            537               -                     537
    Common stock issued for services                                      50,000               -                  50,000
  Changes in operating assets and liabilities:
    (Increase) decrease in prepaid expenses                              (37,372)              -                 (37,372)
    (Increase) decrease in other receivable                              (42,217)              -                 (42,217)
    Increase (decrease) in accounts payable                               16,368              6,000               22,368
    Increase (decrease) in accrued expenses                                3,714               -                   3,714
                                                                -----------------     --------------       --------------

      Net Cash Flows (Used) by Operating Activities                   (1,473,164)              -              (1,473,164)
                                                                -----------------     --------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of fixed assets                                               (3,582)              -                   (3,582)
   Payment on investment in property                                  (1,115,342)              -               (1,115,342)
                                                                -----------------     --------------       ---------------

      Net Cash Flows (Used) by Investing Activities                   (1,118,924)              -               (1,118,924)
                                                                -----------------     --------------       ---------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Payment on notes payable - related parties                             (76,413)              -                  (76,413)
  Proceeds from sale of common stock                                   1,515,000               -                1,515,000
  Proceeds from notes payable - related parties                        1,316,991               -                1,316,991
                                                                -----------------     --------------       ---------------

      Net Cash Flows Provided by Financing Activities           $      2,755,578      $        -           $    2,755,578
                                                                -----------------     --------------       ---------------

        The accompanying notes are an integral part of these consolidated financial statements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)


                                                                              From Inception on
                                                       For the               May 21, 1998 Through
                                                     Year Ended                 December 31,
                                                    December 31,     -------------------------------------
                                                       1999                1998                1999
                                                 ------------------  -----------------   -----------------
NET INCREASE (DECREASE) IN CASH                  $       163,490     $          -        $      163,490

CASH AT BEGINNING OF YEAR                                    -                  -                   -
                                                 ------------------  -----------------   -----------------

CASH AT END OF YEAR                              $       163,490     $          -        $      163,490
                                                 ==================  =================   =================


CASH PAID DURING THE YEAR FOR:

  Interest                                       $        11,072     $          -        $       11,072
  Income taxes                                   $           -       $          -        $          -

NON-CASH TRANSACTIONS

  Common stock issued for services               $        50,000     $          -        $       50,000
  Common stock issued for property               $       600,000     $          -        $      600,000
  Common stock issued for notes payable          $     1,000,000     $          -        $    1,000,000





        The accompanying notes are an integral part of these consolidated financial statements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a. Organization

          The consolidated financial statements presented are those of Pannonian Energy, Inc. (the Company), Warbonnet Partners, LLC (Warbonnet), and Pinedale Partners, LLC (Pinedale). The Company was incorporated in the State of Delaware on May 21, 1998 for any and all lawful purposes for which corporations may be organized under the laws of the State of Delaware.

          Both Warbonnet and Pinedale were organized in the State of Colorado on August 9, 1999 to engage in activities associated with the exploration and production of oil and gas.

          b. Accounting Methods

          The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

          Oil and Gas Properties -

          The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

          c. Basic Loss Per Share

          The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:


                                            For the Year Ended                          For the Period Ended
                                             DECEMBER 31, 1999                           DECEMBER 31, 1998
                                -------------------------------------------  --------------------------------------------
                                   Loss           Shares          Per-Share      Loss           Shares         Per-Share
                                  (Numerator)    (Denominator)      Amount     (Numerator)     (Denominator)    Amount
                                -------------  --------------- ------------  -------------   ---------------  -----------
          Net Loss              $ (1,464,194)      6,731,986   $     (0.22)  $     (6,000)           -        $    (0.00)


          Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          d. Provision for Taxes

          No provision for taxes has been made due to cumulative operating losses at December 31, 1999. The Company has net operating loss carryforwards of approximately $1,400,000 which will expire in 2019. The net operating losses are the only significant component of the deferred tax asset and liability. No tax benefit has been reported in the financial statements and the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

          e. Cash and Cash Equivalents

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

          f. Fixed Assets

          Fixed assets are stated at cost. Depreciation of fixed assets is computed using the straight-line method over the estimated useful lives of the related assets, primarily five years.

          g. Principles of Consolidation

          The consolidated financial statements include those of Pannonian Energy, Inc. (the Company) and its wholly-owned subsidiaries, Warbonnet Partners, LLC and Pinedale Partners, LLC. All significant intercompany accounts have been eliminated.

          h. Concentrations of Credit Risk

          CASH

          The Company has, in its bank account, funds in excess of the $100,000 that is federally insured. In the event of the failure of the bank, the Company would sustain a loss of funds that exceed $100,000.

          At December 31, 1999, the amount of funds in a single account that exceeded the federally insured limit was $63,490.

          i. Estimates

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          j. Revenue Recognition

          The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

NOTE 2 -  GOING CONCERN

          The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to generate cash flow through equity financing and an industry partner.

NOTE 3 -  FIXED ASSETS

          Fixed assets consisted of the following:             1999
                                                           ------------

          Office equipment                                 $     3,582
          Accumulated depreciation                                (537)
                                                           ------------
                                                           $     3,045
                                                           ============

          Total depreciation expense for the year ended December 31, 1999 was $537.

NOTE 4 -  NOTES PAYABLE - RELATED PARTIES

          Notes payable consisted of the following:

                                                                                 1999
                                                                          ----------------
          Notes Payable - Related Parties

          Note payable to an officer, unsecured, at 6.5% per annum,
          payable on demand.                                              $        34,096

          Note payable to a shareholder, unsecured, at 6.5% per
          annum, due on December 31, 2000.                                        206,482
                                                                          ----------------

          Total Notes Payable - Related Parties                                   240,578

          Less current portion                                                   (240,578)
                                                                          ----------------

          Long-term notes payable - related parties                       $           -
                                                                          ================

          Principal maturities are as follows:

              2000                                                        $       240,578
              2001                                                                    -
              2002 and thereafter                                                     -
                                                                          ----------------

                                                                          $       240,578
                                                                          ================

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 5 -  COMMITMENTS AND CONTINGENCIES

          OPERATING LEASE COMMITMENT

          The Company is leasing its office space on a month-to-month basis. Rent expense for the year ended December 31, 1999 was $45,216.

NOTE 6 -  OTHER ASSETS

          On February 15, 1999, Pannonian Energy Inc. entered into an Option and Purchase Agreement with Retamco Operating Company. The Agreement, in return for $1,000,000 cash and 1,000,000 shares of common stock consideration (the shares were valued at the present value, discounted at 10%, of the rights acquired based on an independent study less the $1,000,000 paid in cash or $0.60 per share), entitled Pannonian Energy to a 100% working interest and 80% net revenue interest in two (2) federal oil and gas leases (approximately 2,140 gross acres) within the Riverbend Prospect located in Uintah County, Utah. Additionally, Pannonian was granted an option for up to five (5) years to purchase an additional 200,000+ acres of oil and gas leases located in Utah and Colorado at a pre-determined price of $100 per net acre in 25,000 acre blocks to be selected and acquired by Pannonian per an agreed to schedule. The option would remain in effect as long as Pannonian paid annual lease rentals ($1.00 to $1.50 per acre) and acquired additional leasehold per the agreed to schedule that required the first acreage acquisition to occur by November 15, 1999 and to be tested every February 12 and November 15 thereafter until all of the leasehold was acquired or the option was allowed to expire. Marc Bruner paid Retamco $1,000,000 on behalf of Pannonian and entered into a Note with Pannonian entitling Marc Bruner the right to repayment plus interest or the right to convert the Note into 1,000,000 common shares of Pannonian energy Inc. Bruner concurrently converted the note into 1,000,000 Pannonian common shares.

          On March 11, 1999, Pannonian Energy Inc. entered into an amended Agreement that was modified on April 30, 1999. This agreement entitled Pannonian to select an additional 35,000 net acres during the next twenty-four (24) months, in return for 1,750,000 shares of common stock valued at $2.00 per share (the same price as the on-going private placement under which 725,000 units were sold). All other acreage acquisitions required under the previous agreement were suspended during this twenty-four (24) month period. Concurrent with this transaction, March Bruner purchased from Retamco, its 1,000,000 common shares granted under the original Agreement. The terms and conditions of Marc Bruner's acquisition of these 1,000,000 common shares are not known by Pannonian.

          On February 1, 2000, and effective December 31, 1999, Pannonian and Retamco entered into a new "Umbrella Agreement" that terminated the original and all amended, modified, and restated option and purchase agreements. Under the new final terms of this Umbrella Agreement, Pannonian relinquished its option to purchase additional lands from Retamco and assigned to Retamco 100% of its working interest in six
          (6) recently acquired leases, approximately 2,900 gross acres. Retamco released Pannonian (after February 29, 2000) from the requirement to pay 90% to 95% of Retamco's lease rental payments and Retamco returned the 1,750,000 common Pannonian shares. Retamco assigned 100% of its working interest in the original 2,140 Riverbend Prospect acres and 100% working interest in approximately 320 gross acres of a recently acquired Riverbend lease and a 50% working in seven (7) prospects covering approximately 14,597 gross acres located in Utah and Colorado.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 6 -  OTHER ASSETS (Continued)

          During the term of the Agreement, Pannonian paid approximately $333,365.72 for lease rentals through December 31, 1999 and $532.00 for lease rentals through February 29, 2000.

          Subsequently, Sproule and Associates, an independent appraisal company, completed a Pannonian Reserve Report assigning net proven reserves of 2246.4 MMcf natural gas and 6,600 Bbls oil per SEC guidelines to six (6) potential locations covering 360 gross acres on three (3) of the seven prospects. The net present value, discounted at ten percent (10%) of these proven reserves using oil and gas prices at an effective date of December 31, 1999 is $1,694,300. Sproule assigned no proven reserve value to the remaining Pannonian leasehold acreage; however, such acreage does have significant leasehold value.

NOTE 7 -  COMMON STOCK AND DILUTIVE INSTRUMENTS

          In February 1999, the Company completed an initial private placement by issuing 4,200,000 shares of its common stock in exchange for cash of $210,000 or $0.05 per share. In conjunction with the stock offering, each share of common stock had a warrant attached exercisable at $1.00 per share.

          In June through August 1999, the Company completed an additional private placement by selling 725,000 shares of its common stock for cash of $1,305,000 or $1.80 per share. The costs associated with this offering were negligible. In conjunction with the stock offering, each share of common stock had a warrant attached exercisable at $2.00 per share.

          The following is a schedule of outstanding warrants as of December 31, 1999:


                 Date of             Expiration          Exercise        Warrants           Warrants
                  Issue                 Date              Price           Issued          Outstanding
          ---------------------  ------------------  ----------------  ---------------   --------------

          February 1999            February 2001                 1.00        4,200,000        4,200,000
          June 1999                June 2001                     2.00          125,000          125,000
          July 1999                July 2001                     2.00          250,000          250,000
          August 1999              August 2001                   2.00          350,000          350,000
                                                                       ---------------   --------------

                                                                             4,925,000        4,925,000
                                                                       ===============   ==============

          Each warrant was issued at an exercise price above the cash price of the stock on the date of issuance.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 8 -  SUBSEQUENT EVENTS

          On January 18, 2000, the Company organized another entity known as Pannonian International, Ltd. (Pannonian). Pannonian was organized in the State of Colorado to hold international assets in Germany and Romania.

          On May 1, 2000, the Company entered a Farmout Agreement with Medallion Exploration for two blocks of land containing three federal oil and gas leases in Uinta County, Utah. The Company paid $50,000 for a 75% interest in the leases and the initial well is expected to be drilled by March 1, 2001.

          On September 12, 2000, the Company entered into a Farmout Agreement with Shenandoah Operating Company, LLC (SOC) and Pendragon Energy Partners (PEP). SOC and PEP own certain undivided working interests in several oil and gas leases located on approximately 25,000 acres in Uinta County, Utah. The Company has agreed to earn a 75% working interest in these leases by exploring for oil and gas. The Company agreed to commence, or cause to be commenced, the actual drilling of a test well located on these lands on or before March 31, 2001. If the Company fails to commence or cause to be commenced actual drilling operations of the test well prior to March 31, 2001, the Company agrees to pay SOL and PEP a total of $250,000 for non- performance. Payment of the non-performance penalty grants the Company another six months to commence drilling of the test well.

          In February 2000, the Company entered into agreements with Belport Oil and Gas (Belport) by acquiring a 75% interest in 12 wellbores plus approximately 5,000 acres of coalbed methane lease rights. In exchange for the interest in the rights, the Company assumed a $225,000 mortgage note on the properties and issued a note to Belport in the amount of $481,917. The President of the Company (Erickson) agreed to assume the above obligations should the Company fail to be able to perform. Subsequent to this agreement, a joint venture including the Company, Belport, Erickson and other unrelated parties have acquired approximately 25,000 acres of additional lease rights and are in the process of releasing the Company from its mortgage and note obligation mentioned above.

          During 2000, the Company borrowed $635,524 from related parties and paid back $258,410 of the principal balance during the year. Interest is due at rates ranging from 5% to 12%. The Company also borrowed $100,000 from unrelated parties during 2000 with interest at 12%.

          On December 18, 2000, the Company entered into an Acquisition Agreement with Phillips Petroleum Company (Phillips). Phillips paid the Company $1,000,000 for the exclusive right to earn an undivided 80% interest in the existing leases and contracts (limited in depth from the base of the Wasatch Formation to all depths on lands subject to the existing Pannonian leases, Medallion Farmout and proposed Yates and Inland Resources Farmout in Townships 9 and 10 South, Ranges 19E) entered into with Medallion Exploration, Shenandoah Operating Company and Pendragon Energy Partners and two additional proposed farmout agreements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 8 -  SUBSEQUENT EVENTS (Continued)

          On January 31, 2001, the Company entered into an Agreement and Plan or Reorganization whereby the Company would become a wholly-owned subsidiary of San Joaquin Resources, Inc. (SJRI). The shareholders of Pannonian Energy, Inc. (Pannonian) will receive 1.7414 shares of SJRI for each share of Pannonian's common stock. In addition, each Pannonian $1.00 warrant holder will receive the equivalent of 0.01 shares of Pannonian common stock and each $2.00 warrant holder will receive the equivalent of 0.10 shares of Pannonian common stock. These Pannonian shares will also be converted to SJRI stock at the same conversion equivalent. In addition, SJRI will change its name to Gasco Energy, Inc. In conjunction with the merger, Pannonian must transfer all of its non-Riverbend assets and all liabilities other than an agreed amount of Riverbend-associated liabilities to one or more new companies prior to the effective time of the merger. Prior to closing the merger, Pannonian will dividend to its shareholders the shares of the new company(ies) to which it transfers its non-Riverbend assets and liabilities. This split up and dividend action will allow Pannonian shareholders to continue to own interest in all of the current Pannonian assets and liabilities, and also obtain an ownership interest in the San Joaquin assets.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      S.F.A.S. 69 Supplemental Disclosures
                                   (Unaudited)
                                December 31, 1999


S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES

            (1)            Capitalized Costs Relating to
                          Oil and Gas Producing Activities

                                                                                  December 31,
                                                                                     1999

            Proved oil and gas producing properties and related
            lease and well equipment                                          $    1,689,610
            Accumulated depreciation and depletion                                       -
                                                                                --------------

            Net Capitalized Costs                                             $    1,689,610
                                                                                ==============


            (2)          Costs Incurred in Oil and Gas Property
                   Acquisition, Exploration, and Development Activities

                                                              For the Years Ended
                                                                  December 31,
                                                           ---------------------------
                                                              1999             1998
                                                           ------------   ------------

            Acquisition of Properties
                Proved                                     $      -       $        -
                Unproved                                    1,757,914              -
            Exploration Costs                                 113,434              -
            Development Costs                                     -                -

          The Company does not have any investments accounted for by the equity method.

            (3)            Results of Operations for
                              Producing Activities
                                                                       For the Years Ended
                                                                          December 31,
                                                                 ---------------------------------
                                                                       1999              1998
                                                                 ---------------   ---------------

            Sales                                                $         -       $         -
            Production costs                                               -                 -
            Depreciation and depletion                                     -                 -
                                                                 ---------------   ---------------

            Results of operations for producing activities
            (excluding corporate overhead and interest costs)    $         -       $         -
                                                                 ===============   ===============


                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      S.F.A.S. 69 Supplemental Disclosures
                                   (Unaudited)
                                December 31, 1999


S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

            (4)             Reserve Quantity Information

                                                                              Oil               Gas
                                                                              BBL               MCF
                                                                       ----------------   ---------------
            Proved developed and undeveloped reserves:

            Balance, December 31, 1998                                          -                  -

              Acquisition of proved reserves                                  6,600          2,246,400

              Production                                                        -                  -
                                                                       ----------------   ---------------

            Balance, December 31, 1999                                        6,600          2,246,400
                                                                       ================   ===============

            Proved developed reserves:

              Beginning of the year ended December 31, 1999                     -                  -
              End of the year ended December 31, 1999                         6,600          2,246,400

          During the year ended December 31, 1999, the Company had reserve studies and estimates prepared on the various properties acquired and developed. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

          (5)          Standardized Measure of Discounted
                        Future Net Cash Flows Relating to
                           Proved Oil and Gas Reserves
                              at December 31, 1999

                                                                               Pannonian
                                                                              Energy, Inc.
                                                                           -----------------
              Future cash inflows                                          $       5,113,005
              Future production and development costs                              1,914,537
              Future net inflows before income taxes                               3,198,468
              Future income tax expense                                            1,177,036
              Future net cash flows                                                2,021,432
              10% annual discount for estimated timing of cash flows               1,070,812
                                                                           -----------------

              Standardized measure of discounted future net cash flows     $         950,620
                                                                           =================

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      S.F.A.S. 69 Supplemental Disclosures
                                   (Unaudited)
                                December 31, 1999


S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

          The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and prepared using the prevailing economic conditions. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production date. Estimates of proved reserves are inherently imprecise.

          Subsequent development and production of the Company's reserves will necessitate revising the present estimates. In addition, information provided in the above schedules does not provide definitive information as the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting the Company's oil and gas producing activities. Therefore, the Company suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.